                                                                    Exhibit 3.2

                                                          FEDERAL IDENTIFICATION
                                                          NO. __________________

__________             The Commonwealth of Massachusetts
Examiner                    William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)

__________
Name
Approved

We, Robert G. Lynn,                                                 , *President
    ----------------------------------------------------------------

and David L. Schmitt                                                    , *Clerk
    --------------------------------------------------------------------

of  Bradlees Stores, Inc.                                                      ,
  -----------------------------------------------------------------------------
                          (Exact name of corporation)

located at  One Bradlees Circle, Braintree, MA  02184                          ,
           --------------------------------------------------------------------
                 (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted on February 2, 1999 order of the Bankruptcy

____ shares of ________________________________ of ____ shares outstanding,
                (type, class & series, if any)

____ shares of ________________________________ of ____ shares outstanding, and
                (type, class & series, if any)

____ shares of ________________________________ of ____ shares outstanding,
                (type, class & series, if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon: /**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and each type, class or series of stock whose rights are adversely affected thereby:

C     [_]                          ARTICLE I

P     [_]               The name of the corporation is:

M     [_]

R.A.  [_]                    Bradlees Stores, Inc.

                                  ARTICLE II

         The purpose of the corporation is to engage in the following business activities:

1.  To own, operate and maintain discount department stores, and

2. to conduct all lawful acts and activities for which corporations may be organized under the Massachusetts Business Corporation Law.

__________
P.C.

*Delete the inapplicable words.    **Delete the inapplicable clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
         WITHOUT PAR VALUE                        WITH PAR VALUE
--------------------------------------------------------------------------------
     TYPE    NUMBER OF SHARES     TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
   Common:                      Common:    150,000              $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Preferred:                   Preferred:  50,000              $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

         See Addendum A.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

         None.

                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         See Addendum B.







**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                 ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

            One Bradlees Circle, Braintree, MA  02184

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                NAME                      RESIDENTIAL ADDRESS      POST OFFICE ADDRESS
President:  Robert G. Lynn             35 Cattle Pen Lane          One Bradlees Circle
                                       Ridgefield, CT 06877        Braintree, MA 02184
Treasurer:  Paul R. McKelvey           30 Planting Field Road      One Bradlees Circle
                                       Medfield, MA 02052          Braintree, MA 02184
Clerk:      David L. Schmitt           84 Broadreach Road, #601B   One Bradlees Circle
                                       Weymouth, MA 02191          Braintree, MA 02184
Directors:  Peter Thorner              1243 Adams Street           One Bradlees Circle
                                       Dorchester, MA 02124        Braintree, MA 02184
            David L. Schmitt           84 Broadreach Road, #601B   One Bradlees Circle
                                       Weymouth, MA 02191          Braintree, MA 02184
            Cornelius F. Moses, III    8 Quail Run                 One Bradlees Circle
                                       Medfield, MA 02052          Braintree, MA 02184







c. The fiscal year (i.e., tax year) of the corporation shall end on the Saturday nearest January 31 of each year.

d. The name and business address of the resident agent, if any, of the corporation is:



** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:


            See Addendum C.




SIGNED UNDER THE PENALTIES OF PERJURY, this 2/nd/ day of February, 1999.

/s/  Robert G. Lynn                                           , *President
--------------------------------------------------------------

/s/  David L. Schmitt                                            , *Clerk
-----------------------------------------------------------------

*Delete the inapplicable words.      **If there are no amendments, state "None".

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


================================================================================


I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $ __________ having been paid, said articles are deemed to have been filed with me this _______ day of _______________, 19__.



Effective Date:  February 2, 1999



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth






                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


           William V. Buccella
--------------------------------------------------------------------------------
           Goodwin, Procter & Hoar LLP
--------------------------------------------------------------------------------
           53 State Street
--------------------------------------------------------------------------------
           Exchange Place
           Boston, MA  02109-2881
Telephone: (617) 570-1000
          ----------------------------------------------------------------------

                            ADDENDA TO THE RESTATED
                          ARTICLES OF ORGANIZATION OF
                             BRADLEES STORES, INC.


                                  Addendum A
                                  ----------


                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

            The authorized capital stock of BRADLEES STORES, INC. (the "Corporation") shall consist of (i) common stock, $.01 par value per share (the "Common Stock"), and (ii) preferred stock, $.01 par value per share (the "Preferred Stock").

            A.  Common Stock
                ------------

                1. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the voting rights of any holders of Preferred Stock.

                2. Subject to the rights of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                3. Subject to the rights, if any, of any holders of Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available therefor.

            B.  Preferred Stock
                ---------------

            Subject to any limitations prescribed by law or these Articles, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of up to 50,000 shares of Preferred Stock in one or more series of stock, and by filing a certificate pursuant to applicable law of the Commonwealth of Massachusetts, to establish or change from time to time the number of shares to be included in each series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each series and any qualifications, limitations and restrictions thereof. The Board of Directors or any authorized committee thereof shall have the right to determine or fix by vote or votes providing for the issuance of the shares thereof one or more of the following with respect to each series of such Preferred Stock:

            1. The distinctive serial designation and the number of shares constituting such series;

            2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

            3. The voting powers, full or limited, of the shares of such series;

            4. Whether the shares of such series shall be redeemable (at the option of the holder or of the Corporation or otherwise) and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

            5. The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

            7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other series of the same or any other class or classes of stock of the Corporation or the securities of any other entity or any other assets and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            8. The price or other consideration for which the shares of such series shall be issued;

            9. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

            10. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

       Subject to the authority of the Board of Directors or any authorized committee thereof as set forth in Paragraph 9 above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this Section B.

       Except as specifically provided in these Articles, the holders of Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

       C.          Issuance of Capital Stock
                   -------------------------

       The Corporation shall not (a) issue non-voting equity securities, (b) create a class of equity securities having a preference over any other class of equity securities with respect to dividends unless adequate provision is made for the election of Directors representing the preferred class in the event of a default in the payment of its dividends, or (c) create any other class of equity securities unless an appropriate distribution of voting power is made among all such classes.

                                  Addendum B
                                  ----------

                                ARTICLE VI (A)

                          CLASSIFICATION OF DIRECTORS
                          ---------------------------

       The initial Directors shall serve for a term expiring at the annual meeting of stockholders to be held in the year ending December 31, 2000, which meeting shall be held no sooner than following the close of the 1999 fiscal year. At each annual meeting of stockholders, the successors of the Directors whose term expires at such meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. The Directors elected shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.


                                ARTICLE VI (B)

                     LIMITATION OF LIABILITY OF DIRECTORS
                     ------------------------------------

       A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

       B. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

                                ARTICLE VI (C)

                     TRANSACTIONS WITH INTERESTED PERSONS
                     ------------------------------------

       A. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

       B. For the purposes of this Article, "Interested Person" means any person or organization in any way interested in the Corporation whether as an officer, Director, stockholder, employee or otherwise, and any other entity in which any such person or organization or the Corporation is in any way interested.

       C. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

       D. The provisions of this Article shall be operative notwithstanding the fact that the presence of one or more Interested Persons was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of one or more Interested Persons was necessary for the authorization of such contract or transaction.

       E.   Business Combination with Interested Shareholders. The provisions of
            -------------------------------------------------
Chapter 110F of the General Laws of the Commonwealth of Massachusetts ("Chapter 110F"), as it may be amended from time to time, shall, except to the extent set forth in Chapter 110F, not apply to "business combinations with interested shareholders" of the Corporation within the meaning of Chapter 110F.


       F.   Control Share Acquisition. The provisions of Chapter 110D of the
            -------------------------
General Laws of the Commonwealth of Massachusetts ("Chapter 110 D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

                                ARTICLE VI (D)

                            STOCKHOLDERS' MEETINGS
                            ----------------------

       A.   Action by Written Consent
            -------------------------

       Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, provided that all (or such lesser percentage as may be permitted by the laws of The Commonwealth of Massachusetts) stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting of stockholders.

       B.   Location of Meetings
            --------------------

       Meetings of stockholders of the Corporation may be held anywhere within the United States.

                                ARTICLE VI (E)

                              ACTING AS A PARTNER
                              -------------------

       The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                                ARTICLE VI (F)

                             EXAMINATION OF BOOKS
                             --------------------

       Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the Directors refusing permission to make such examination and setting forth that in the opinion of the Directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination which is permitted shall be subject to such reasonable requirements as the Corporation may establish in regard thereto.

                                ARTICLE VI (G)

                             AMENDMENT OF BY-LAWS
                             --------------------

       A.     Amendment by Directors
              ----------------------

       Except as otherwise required by law, the By-laws of the Corporation may be amended or repealed by the affirmative vote of a majority of the Directors then in office. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

       B.     Amendment by Stockholders
              -------------------------

       The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                ARTICLE VI (H)

                  STOCKHOLDER VOTE REQUIRED FOR AMENDMENT OF
                  ------------------------------------------
                           ARTICLES OF ORGANIZATION
                           ------------------------

       Execpt as otherwise may be required by law, these Articles may be amended at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment by holders of voting stock, voting together as a single class.

                                  Addendum C
                                  ----------

Article IV(A) Description of Voting Rights, Liquidation Rights, and Dividends of Common Stock.

Article IV(B) Description of powers and rights of Board of Directors with respect to Preferred Stock.

Article IV(C) Description of the Corporation's rights with respect to issuance of capital stock.

Article VI(A)      Provision regarding classification of directors.

Article VI(B)      Provision regarding the limitation of liability of directors.

Article VI(C)      Provision regarding transactions with interested persons.

Article VI(D) Provision regarding action of stockholders by written consent and location of stockholder meetings.

Article VI(E) Provision permitting the Corporation to act as a partner in any business enterprise.

Article VI(F) Provision regarding stockholders' rights to examine books of the Corporation.

Article VI(G) Provision regarding amendment of the By-laws of the Corporation.

Article VI(H) Provision describing stockholder vote required for amendment of the Articles of Organization of the Corporation.